UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On March 5, 2009, the Board of Directors amended the Company’s By-Laws, effective the same day, to create the position of Chief Operating Officer, who shall be deemed an Executive Officer. To effect such amendment, Article 4.1 of the Company’s By-Laws was amended to read as follows, a new Article 4.14 was adopted and existing Article 4.14 was renumbered as Article 4.15:

4.1 Number:  The executive officers of the Corporation shall be the Chair of the Board of Directors, a President, one or more Vice Presidents, who may be of different designations, a Secretary, a Treasurer, a Chief Financial Officer (who shall also be the Principal Financial Officer), a Chief Accounting Officer (who shall also be the Principal Accounting Officer), a General Counsel and a Chief Operating Officer, and such other officers as may be designated by the Board from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

4.14  Chief Operating Officer:  The Chief Operating Officer shall have such powers and duties as the Board or the President assigns.

The Company’s By-laws, as amended through March 5, 2009, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	By-Laws of Volt Information Sciences, Inc., as amended through March 5, 2009.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: March 10, 2009	By:	/s/ Howard B. Weinreich
Howard B. Weinreich, General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit

Number	Description

3.2	By-Laws of Volt Information Sciences, Inc., as amended through March 5, 2009